Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Cummins Inc. for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
September 16, 2013